UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       November 1, 2005
                                                    ------------------------

                                    NN, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                   0-23486                   62-1096725
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(State or other jurisdiction of      (Commission          (I. R. S. Employer
incorporation or organization)       File Number)         Identification No.)

              2000 Waters Edge Drive, Johnson City, Tennessee 37604
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:      (423) 743-9151
                                                       ------------------

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Furnished as Exhibit 99.1 is a copy of a Press Release issued by NN, Inc. on November 1, 2005.


Item 9.01.  Financial Statements and Exhibits

       (c)    Exhibits.

The following exhibit is furnished pursuant to Item 2.02, is not considered "filed" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the previous or future filings of NN, Inc. under the Securities Act of 1933, as amended, or the Exchange Act:

Exhibits:

         Exhibit
         Number         Description
         -------------  -------------------------------------------------

         99.1           Press Release of NN, Inc. dated November 1, 2005

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NN, Inc.


Dated:  November 1, 2005                     By: /s/ William C. Kelly, Jr.
        ----------------                         -------------------------
                                                 William C. Kelly, Jr.
                                                 Secretary, Treasurer and
                                                 Chief Administrative Officer

                                                                   Exhibit 99.1

                                                         NEWS
FINANCIAL
RELATIONS BOARD                                          RE: NN, Inc.
                                                         2000 Waters Edge Drive
                                                         Johnson City, TN  37604


FOR FURTHER INFORMATION:

AT THE COMPANY                                    AT FINANCIAL RELATIONS BOARD
--------------                                    ----------------------------
Will Kelly                                        Marilynn Meek   Susan Garland
Vice President and Chief Administrative Officer   (General info)  (Analyst info)
(423) 743-9151                                    212-827-3773    212-827-3775

FOR IMMEDIATE RELEASE
November 1, 2005

                   NN, INC. REPORTS THIRD QUARTER 2005 RESULTS

             Third Quarter Revenues Up 3%, Earnings Per Share Up 15%
       Nine Months Year-To-Date Revenues Up 9%, Earnings Per Share Up 33%

Johnson City, Tenn., November 1, 2005 - NN, Inc. (Nasdaq: NNBR) today reported its financial results for the third quarter and nine months ended September 30, 2005. Net sales for the third quarter of 2005 were $75.0 million, up 2.9% from $72.9 million for the same period of 2004. Net income for the third quarter of 2005 totaled $2.6 million as compared to $2.2 million for the same period of 2004. Earnings per diluted share for the third quarter of 2005 were $0.15, up 15% from $0.13 per diluted share in third quarter 2004.

Net sales for the first nine months of 2005 were $245.5 million, up 8.7%, compared to $225.8 million for the same period of 2004. Net income for the first nine months of 2005 totaled $9.9 million as compared to $7.4 million for the same period of 2004. Earnings per diluted share for the first nine months of 2005 were $0.57, an increase of 33% from $0.43 per diluted share for the same period of 2004.

James H. Dorton, Vice President and Chief Financial Officer, commented, "Of the total revenue increase of $19.7 million for the first nine months of 2005, price increases accounted for approximately 34%, the positive effects of currency translation accounted for 27% and volume increases accounted for approximately 39% of the total increase.

"As a percentage of net sales, cost of products sold was 77.6% in the third quarter of 2005 versus 78.5% in the third quarter of 2004. Cost improvements associated with our Level 3 initiatives were the primary factor for the improved margins. As a percentage of net sales, cost of products sold for the first nine months of 2005 of 78.1% was comparable to 78.2% for the same period in the prior year. We estimate that Level 3 initiatives in the first nine months of 2005 accounted for approximately 2.0% margin improvement. These improvements were offset by the margin reduction associated with raw material pass through.

"Selling, general and administrative expenses of $7.2 million, or 9.6% as a percentage of net sales for the third quarter of 2005 were negatively impacted by the recording of a reserve for Delphi Corp. accounts receivable and for start-up costs in China. However SG&A remained relatively flat as compared to the same period in 2004 of $7.1 million, or 9.8% as a percentage of net sales. Selling, general and administrative expenses for the first nine months of 2005 were $22.0 million, or 8.9 % as a percentage of net sales as compared to $22.3 million, or 9.9% as a percentage of net sales for the same period of 2004."

Mr. Dorton concluded, "Total debt on September 30, 2005 was $67.8 million, down $4.7 million year-to-date after adjusting for currency. For the year, we believe that we will reduce total debt by approximately $10.0 million."

Roderick R. Baty, Chairman and Chief Executive Officer, commented, "In mid-October we revised our previously released 2005 full year guidance primarily due to three factors: lower second half sales volumes in Europe, currency translation, and an unfavorable tax rate mix. Although these negative factors will cause us to fall short of our original guidance, our revised guidance of approximately $325 million in revenues and earnings per diluted share of $0.77 to $0.81 show significant improvement over the prior year."

Mr. Baty concluded, "Our outlook for the remainder of 2005 is mixed. Lower revenues in comparison to original plan for the second half in Europe are partially offset by continuing strong demand in North America. The longer-term global outlook for customers' demand in both our automotive and industrial served markets, however, remains strong. Strategically, we will continue to focus on opportunities to profitably grow our core bearing components business. In early October of this year, we announced the purchase of SNR Roulements' internal precision ball producing equipment from its manufacturing facility in Annecy, France. This outsourcing transaction is consistent with our strategy and further provides us with the opportunity to add additional value to our existing customer relationships through our component manufacturing and service competencies. Further, our investments in Slovakia and China not only position us well for the geographic expansion of our ball manufacturing capabilities in Eastern Europe and Asia, but provide us with the capabilities for other bearing component manufacturing as well. In China, we will begin limited production of high volume automotive application precision balls during the fourth quarter of this year. Finally, our Level 3 program is delivering solid results and we expect even stronger results in 2006 and beyond."


NN, Inc. manufacturers and supplies high precision bearing components consisting of balls, rollers, seals, and retainers for leading bearing manufacturers on a global basis. In addition, the company manufactures a variety of other plastic components. NN, Inc. had sales of US $304 million in 2004.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions", "target", "guidance", "outlook", "plans", "projection", "may", "will", "would", "expect", "intend", "estimate", "anticipate", "believe", "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, success of cost improvement initiatives, adequate reserves for accounts receivable, successful and timely start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on 10-K for the fiscal year ended December 31, 2004.

                            (Financial Tables Follow)

                                    NN, Inc.
                         Condensed Statements of Income
                    (In Thousands, except per share amounts)
                                   (Unaudited)

                                                          Three Months Ended                   Nine Months Ended
                                                             September 30,                       September 30,
                                                       2005              2004                2005               2004
                                                   -------------     -------------       -------------      -------------

Net sales                                              $ 74,998          $ 72,917           $ 245,500          $ 225,815
Cost of products sold (exclusive of
  depreciation shown separately below)                   58,177            57,263             191,848            176,590
Selling, general and administrative                       7,180             7,126              21,961             22,309
Depreciation and amortization                             3,998             3,999              12,302             11,918
Loss on disposal of assets                                   --                --                   6                --
                                                   -------------     -------------       -------------      -------------
Income from operations                                    5,643             4,529              19,383             14,998

Interest expense, net                                       967             1,101               2,976              2,925
Other (income) expense                                       53              (177)               (286)              (208)
                                                   -------------     -------------       -------------      -------------

Income before provision for income taxes                  4,623             3,605              16,693             12,281
Provision for income taxes                                2,066             1,453               6,801              4,926
                                                   -------------      ------------       -------------      -------------

Net income                                              $ 2,557            $2,152             $ 9,892            $ 7,355
                                                   =============      ============       =============      =============

Diluted income per common share                          $ 0.15            $ 0.13              $ 0.57             $ 0.43
                                                   =============     =============       =============      =============

Weighted average diluted shares                          17,522            17,135              17,286             17,142
                                                   =============     =============       =============      =============

                                    NN, Inc.
                            Condensed Balance Sheets
                                 (In Thousands)
                                   (Unaudited)

                                                                          September 30,             December 31,
                                                                              2005                      2004
                                                                        ------------------        ------------------

Assets
Current Assets:
Cash                                                                              $  7,707                 $ 10,772
Accounts receivable, net                                                            52,981                   51,597
Inventories, net                                                                    35,051                   35,629
Other current assets                                                                11,009                   10,340
                                                                        -------------------       ------------------
   Total current assets                                                            106,748                  108,338


Property, plant and equipment, net                                                 115,930                  131,169
Goodwill, net                                                                       41,932                   44,457
Other assets                                                                         6,197                    5,905
                                                                        -------------------       ------------------
   Total assets                                                                   $270,807                 $289,869
                                                                        ===================       ==================

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                                                  $ 36,092                 $ 45,217
Accrued salaries and wages                                                          13,835                   16,332
Current portion of long-term debt                                                    6,319                    7,160
Other liabilities                                                                    9,301                    5,722
                                                                        -------------------       ------------------
   Total current liabilities                                                        65,547                   74,431

Deferred income taxes                                                               16,715                   17,857
Long-term notes payable                                                             61,481                   67,510
Other                                                                               13,089                   14,931
                                                                        -------------------       ------------------
Total liabilities                                                                  156,832                  174,729

Total stockholders' equity                                                         113,975                  115,140
                                                                        -------------------       ------------------

Total liabilities and stockholders' equity                                        $270,807                 $289,869
                                                                        ===================       ==================

                                       ###